================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -----------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          -----------------------------


                               BSQUARE CORPORATION
             (Exact name of registrant as specified in its charter)



         WASHINGTON                     000-27687                   91-1650880
-----------------------------  ---------------------------  ---------------------------
(State or other jurisdiction      (Commission File No.)            (IRS Employer
      of incorporation)                                         Identification No.)



                        3150 139TH AVENUE S.E., SUITE 500
                           BELLEVUE, WASHINGTON 98005
                    (Address of principal executive offices)

                                 (425) 519-5900
              (Registrant's telephone number, including area code)

                                      NONE
          (Former name or former address, if changed since last report)


================================================================================

                               BSQUARE CORPORATION
                                   FORM 8-K/A
                                TABLE OF CONTENTS

--------------------------------------------------------------------------------

                                                                                   PAGE
                                                                                   ----
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

       (a)    Financial statements of businesses acquired                            3
       (b)    Pro Forma Financial Information                                       19

       On May 24, 2000, BSQUARE Corporation, a Washington corporation ("BSQUARE"), completed its acquisition of Mainbrace Corporation, a California corporation ("Mainbrace"), pursuant to an Agreement and Plan of Merger dated as of May 10, 2000 (the "Merger Agreement"). This transaction was initially reported on a Current Report on Form 8-K dated May 23, 2000, and was amended on June 7, 2000.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

       The following financial statements required by Item 7(a) and 7(b) with respect to the Mainbrace Corporation acquisition are filed as part of this report:

(a)    Financial statements of businesses acquired

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Mainbrace Corporation

We have audited the accompanying balance sheet of Mainbrace Corporation as of December 31, 1999, and the related statements of operations, shareholders' equity, and cash flows for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mainbrace Corporation at December 31, 1999, and the results of its operations and its cash flows for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                        /s/ ERNST & YOUNG LLP
May 12, 2000

                              MAINBRACE CORPORATION
                                  BALANCE SHEET


                                                                       DECEMBER 31, 1999
                                                                       -----------------
ASSETS
Current assets:
  Cash and cash equivalents                                               $   224,322
  Accounts receivable                                                         340,794
  Employee loans                                                               17,730
                                                                          -----------
Total current assets                                                          582,846

Property and equipment, net                                                   153,269
                                                                          -----------
Total assets                                                              $   736,115
                                                                          ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                        $   138,364
  Note payable                                                                 30,000
  Accrued liabilities                                                         197,199
  Deferred revenue                                                             60,000
  Current portion capital lease obligation                                     14,596
                                                                          -----------
Total current liabilities                                                     440,159

Long-term capital lease obligation                                              1,548

Shareholders' equity:
  Series A convertible preferred stock, no par value;
    952,380 shares authorized, issued and outstanding at
     December 31, 1999                                                      1,203,421
  Common stock, 50,000,000 shares authorized, no par value;
    13,985,140 shares issued and outstanding                                2,912,082
  Notes receivable from shareholders                                          (10,000)
  Deferred compensation                                                    (2,197,200)
  Accumulated deficit                                                      (1,613,895)
                                                                          -----------
Total shareholders' equity                                                    294,408
                                                                          -----------
Total liabilities and shareholders' equity                                $   736,115
                                                                          ===========




                             See accompanying notes.

                              MAINBRACE CORPORATION
                             STATEMENT OF OPERATIONS


                                                                    YEAR ENDED
                                                                DECEMBER 31, 1999
                                                                -----------------
Net revenues                                                       $ 3,134,070

Costs and expenses:
  Cost of revenues                                                   1,027,265
  Research and development                                           1,550,432
  Sales and marketing                                                  930,854
  General and administrative                                           527,328
  Amortization of deferred stock option compensation                   666,860
                                                                   -----------
Total costs and expenses                                             4,702,739
                                                                   -----------

Loss from operations                                                (1,568,669)

Interest income                                                          8,357
Interest expense                                                        (4,516)
                                                                   -----------

Net loss                                                           $(1,564,828)
                                                                   ===========




                             See accompanying notes.

                              MAINBRACE CORPORATION
                             STATEMENT OF CASH FLOWS


                                                                     YEAR ENDED
                                                                 DECEMBER 31, 1999
                                                                 -----------------
OPERATING ACTIVITIES
Net loss                                                            $(1,564,828)
Adjustments to reconcile net loss to net cash used in
  operating activities:
    Depreciation                                                         69,009
    Contribution of services from a related party                       168,750
    Amortization of deferred compensation                               666,860
    Assets acquired under capital lease                                  42,274
    Changes in operating assets and liabilities:
      Accounts receivable                                              (293,197)
      Employee loans                                                     22,252
      Accrued liabilities                                                65,813
      Deferred revenue                                                   47,500
                                                                    -----------
Net cash used in operating activities                                  (775,567)

INVESTING ACTIVITIES
Capital expenditures                                                   (159,436)
                                                                    -----------
Net cash used in investing activities                                  (159,436)

FINANCING ACTIVITIES
Proceeds from issuance of common stock                                   15,500
Proceeds from issuance of preferred stock, net                        1,203,421
Repurchase of common stock                                               (7,783)
Payment on notes payable                                               (350,000)
Proceeds from notes payable                                             255,000
Payment on capital lease obligation                                     (26,130)
                                                                    -----------
Net cash provided by financing activities                             1,090,008
                                                                    -----------

Increase in cash and cash equivalents                                   155,005
Cash and cash equivalents at beginning of year                           69,317
                                                                    -----------
Cash and cash equivalents at end of year                            $   224,322
                                                                    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid                                                       $     4,516
Taxes paid                                                          $     1,302

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES
Deferred compensation related to stock options                      $ 2,864,060




                             See accompanying notes.

                              MAINBRACE CORPORATION
                       STATEMENTS OF SHAREHOLDERS' EQUITY


                                             SERIES A CONVERTIBLE
                                               PREFERRED STOCK                     COMMON STOCK
                                       -----------------------------------------------------------------
                                            SHARES          AMOUNT           SHARES            AMOUNT
                                       -----------------------------------------------------------------
Balance at December 31, 1998                     --      $        --       16,277,000       $    40,305
  Issuance of Series A preferred
    stock at $1.00 per share in
    January 1999, net of issuance
    costs of $34,673                        952,380          917,707               --                --
  Issuance of Series A preferred
    stock for less than fair value
    in January 1999                              --          285,714               --                --
  Issuance of common stock upon
    exercise of stock options at
    $0.05 to $0.10                               --               --          230,000            15,500
  Repurchase of common stock                     --               --       (2,521,860)           (7,783)
  Deferred compensation                          --               --               --         2,864,060
  Amortization of deferred stock
    option compensation                          --               --               --                --
  Contribution of services from
    related party                                --               --               --                --
  Net loss                                       --               --               --                --
                                       -----------------------------------------------------------------
Balance at December 31, 1999                952,380      $ 1,203,421       13,985,140       $ 2,912,082
                                       =================================================================


                                          NOTES
                                        RECEIVABLE                                               TOTAL
                                           FROM            DEFERRED        ACCUMULATED       SHAREHOLDERS'
                                       SHAREHOLDERS      COMPENSATION        DEFICIT            EQUITY
                                       -------------------------------------------------------------------
Balance at December 31, 1998           $   (10,000)      $        --       $  (217,817)      $  (187,512)
  Issuance of Series A preferred
    stock at $1.00 per share in
    January 1999, net of issuance
    costs of $34,673                            --                --                --           917,707
  Issuance of Series A preferred
    stock for less than fair value
    in January 1999                             --                --                --           285,714
  Issuance of common stock upon
    exercise of stock options at
    $0.05 to $0.10                              --                --                --            15,500
  Repurchase of common stock                    --                --                --            (7,783)
  Deferred compensation                         --        (2,864,060)               --                --
  Amortization of deferred stock
    option compensation                         --           666,860                --           666,860
  Contribution of services from
    related party                               --                --           168,750           168,750
  Net loss                                      --                --        (1,564,828)       (1,564,828)
                                       -------------------------------------------------------------------
Balance at December 31, 1999           $   (10,000)      $(2,197,200)      $(1,613,895)      $   294,408
                                       ===================================================================




                             See accompanying notes.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

Mainbrace Corporation (the Company) was incorporated in the state of California on October 6, 1997. The Company provides design services to leading OEMs, semiconductor vendors, and technology providers in the United States.

The Company's activities to date have consisted principally of raising capital, arranging for facilities, acquiring equipment and licensing rights, recruiting managerial and technical personnel, and commencing research and development efforts.

BASIS OF PRESENTATION

As of December 31, 1999, the Company had a working capital of $142,687. For the year ended December 31, 1999, the Company used approximately $776,000 in its operating activities. Management has committed that, to the extent existing resources and anticipated revenues are insufficient to fund the Company's planned activities, debt or equity financing will be available from existing investors and others. Based on this commitment, substantial doubt as to the Company's ability to continue as a going concern for financial reporting purposes at December 31, 1999 has been alleviated.

REVENUE RECOGNITION

To date, the Company's revenues have been derived from consulting work. The Company recognizes consulting revenue as earned, provided that contract milestones have been reached and customer acceptance has occurred.

ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results may materially differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value at December 31, 1999.

SIGNIFICANT CONCENTRATIONS

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company's accounts receivable are derived primarily from consulting services to large OEMs, semiconductor vendors, and technology vendors in the United States. As of December 31, 1999, three customers represented 15.8%, 35.2%, and 49.0% of accounts receivable. Three customers accounted for approximately 26.8%, 28.5%, and 36.8% of revenues in 1999. The Company generally does not require collateral, performs ongoing credit evaluations of its customers, and to date has not experienced any material losses.

PROPERTY AND EQUIPMENT

The Company records property and equipment at cost and calculates depreciation using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized using the straight-line method over the shorter of the useful lives or the term of the lease.

RESEARCH AND DEVELOPMENT

Research and development expenditures are charged to operations as incurred. The Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. To date, the period between achieving technological feasibility and the general availability of such software has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has charged all such costs to research and development expense.

STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation using the intrinsic-value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and has adopted the disclosure alternative of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123).

INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse.

OTHER COMPREHENSIVE INCOME

The Company has adopted the provisions of the Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130). The Company has no items of other comprehensive income in the period presented and, therefore, net loss equals total comprehensive loss for the year ended December 31, 1999.

2. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                               DECEMBER 31, 1999
                                               -----------------
Computer and office equipment                      $ 181,433
Office furniture                                      51,772
                                                   ---------
                                                     233,205
Accumulated depreciation and amortization            (79,936)
                                                   ---------
Property and equipment, net                        $ 153,269
                                                   =========

3. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

The Company leases its primary office space under an operating lease from a related party. Rent expense for facilities was $147,669 for the year ended December 31, 1999. Future minimum payments at December 31, 1999 are as follows for the fiscal years indicated:

                                            CAPITAL         OPERATING
                                            LEASES           LEASES
                                           --------------------------
Year ended December 31:
 2000                                      $ 17,500          $157,000
 2001                                         2,032           163,000
 2002                                            --           170,000
 2003                                            --            57,000
                                           --------------------------
Total minimum payment required               19,532          $547,000
                                                             ========
Less amount representing interest             3,388
                                           --------
Present value of net minimum
  lease payments                             16,144
Less current maturities                      14,596
                                           --------
Long-term obligations under
  capital lease                            $  1,548
                                           ========

4. SHAREHOLDERS' EQUITY

COMMON STOCK

As of December 31, 1999, the Company has reserved 2,670,000 shares of its common stock for issuance upon exercise of stock options granted and options available for grant under the Company's Stock Option Plan.

The Company effected a two-for-one stock split of its outstanding common stock in December 1999. All shares and per share amounts have been adjusted to reflect the split.

STOCK OPTION PLAN

In 1998, the shareholders adopted the 1998 Stock Option Plan (the Plan) for issuance of common stock to eligible participants. Under this plan, the Company may grant either nonstatutory or incentive stock options and the option price per share cannot be less than 85% of fair value in the case of nonstatutory options, or 100% of fair value in the case of incentive stock options, determined on the date that the option is granted. All options expire no later than 10 years from date of grant.

Stock options granted under the plan are immediately exercisable and unvested shares issued are subject to repurchase by the Company. Options and unvested shares typically vest 25% per year from the date of grant and 1/16 upon completion of each consecutive three-month period thereafter. Options may be granted with different vesting terms from time to time. In the event option holders cease to be employed by the Company, all unvested options are forfeited and all vested options may be exercised within a 30-day period after termination; the Company also has the right to repurchase any unvested (but issued) shares if the holder is no longer employed by the Company. As of December 31, 1999, approximately 171,000 shares that had been exercised remained subject to the Company's right of repurchase.

Pro forma information regarding net loss is required by SFAS 123, and has been determined as if the Company has accounted for its employee stock options under the fair-value method of that Statement. The fair value of these options was estimated at the date of grant using the minimum-value method assuming a risk-free rate of 6%, an expected life of four years, and no dividends. Changes in the subjective input assumptions can materially affect the fair value estimate and, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based awards to employees. For the purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option's vesting period.

The effect of applying the fair-value method of SFAS 123 to the Company's stock option awards did not result in pro forma net loss that was materially different from the amounts reported.

The option valuation models were developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected option life. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The effects of applying SFAS 123 on pro forma disclosures are not likely to be representative of the effects on pro forma disclosure in future years.

Stock activity under the Stock Option Plan was as follows:

                                                                           OPTIONS OUTSTANDING
                                                           ------------------------------------------------------
                                        SHARES                                    OPTION              WEIGHTED
                                       AVAILABLE           NUMBER OF             PRICE PER            AVERAGE
                                       FOR GRANT             SHARES             SHARE RANGE        EXERCISE PRICE
                                       --------------------------------------------------------------------------
Balance at December 31, 1998           2,963,000                   --               $ --                  $-
  Authorized                           2,037,000                   --               $ --                  $-
  Grants                              (4,100,000)           4,100,000           $0.05 - $0.23          $ 0.15
  Cancellations                        1,770,000           (1,770,000)          $0.01 - $0.10          $ 0.02
  Exercises                                   --             (230,000)          $0.05 - $0.10          $ 0.07
                                       ------------------------------
Balance at December 31, 1999           2,670,000            2,100,000           $0.01 - $0.23          $ 0.08
                                       ==============================

The weighted average fair value of options granted during 1999 with an exercise price equal to the fair value of the Company's common stock on the date of grant was $0.04 per share.

ISSUE OF SERIES A PREFERRED STOCK

On January 29, 1999, the Company issued 952,380 shares of Series A convertible preferred stock at $1.00 per share. The Series A stockholder and the Company also entered into a consulting agreement in January 1999. The Company provided consulting services to the Series A stockholder in 1999. The shares were issued at $1.00 per share while the deemed fair value of the preferred stock at that date was $1.30 per share. The Company recorded the difference between the issue price and deemed fair market value as a $285,714 reduction in revenues for the year ended December 31, 1999.

Each share of Series A convertible preferred stock (preferred stock) is entitled to voting rights equivalent to the number of shares of common stock into which each share can be converted and is convertible into common stock at the quotient obtained by dividing the original issue price of the Series A preferred conversion price, which shall initially be the original issue price, and may be charged accordingly. Conversion to common stock occurs automatically upon a majority vote by holders of preferred stock or upon the closing of an underwritten public offering, provided certain conditions are met. The Series A convertible preferred shares are subject to liquidation preferences of $1.00 per share, plus all declared but unpaid dividends. Series A convertible preferred shareholders are entitled to noncumulative dividends of $0.10 per share per annum, if declared by the board of directors and in preference to common stock dividends.

DEFERRED COMPENSATION

During the year ended December 31, 1999, in connection with the grant of stock options to employees, the Company recorded deferred stock compensation of approximately $2,864,060 representing the difference between the exercise price and the deemed fair value of the Company's common stock. Deferred compensation is included as a reduction of shareholders' equity and is being amortized using the graded method over the vesting period, generally four years. During 1999, the Company recorded amortization of deferred compensation of approximately $666,860.

5. RELATED PARTY TRANSACTIONS

Effective April 1, 1998, the Company entered into an arms-length consulting agreement with Metis Associates, Inc. (Metis), a company under common ownership. Under this agreement,

Metis agreed to provide consulting services to the Company until April 2001. This service was provided without charge up to December 31, 1998. The remaining term of the agreement included a $25,000 monthly fee. The Company recognized costs under this agreement on a straight-line basis over the term of the contract. On July 1, 1999, the Company amended its agreement with Metis, where Metis agreed to waive any outstanding liability and provide consulting services on an "as needed" basis. The Company has recognized approximately $169,000 in equity as a contribution of services for the outstanding liability related to the first nine months of the contract.

The Company had a $125,000 loan outstanding from Metis at December 31, 1998. During 1999, the Company received additional loans of $255,000 from Metis, due in one year from issuance with interest at 9.00% per annum, compounded annually. The Company repaid Metis $350,000 of loans during 1999 and has a balance of $30,000 at December 31, 1999. The Company leases its office space under a sublease from Metis. The terms of this lease are disclosed in Note 3.

6. INCOME TAXES

No provision for income taxes has been recorded due to operating losses with no current benefit.

As of December 31, 1999, the Company had federal and state net operating loss carryforwards of approximately $600,000. The net operating loss carryforwards will begin expiring in 2005 through 2019, if not utilized.

Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the ownership change provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

As of December 31, 1999, the Company had deferred tax assets of approximately $240,000. The deferred tax asset has been fully offset by a valuation allowance. Deferred tax assets relate primarily to net operating loss carryforwards. The valuation allowance for deferred tax assets increased by approximately $154,000 in the year ended December 31, 1999.

7. SUBSEQUENT EVENTS

In May 2000, the Company entered into an Agreement and Plan of Merger (Agreement) with an unrelated company to be acquired for approximately $10.8 million in cash and $10.2 million in stock.

                              MAINBRACE CORPORATION
                                  BALANCE SHEET


                                                                                         MARCH 31, 2000
                                                                                         --------------
                                                                                          (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                                                               $   305,205
  Accounts receivable                                                                       1,390,160
  Employee loans                                                                               16,760
                                                                                          -----------
Total current assets                                                                        1,712,125

Property and equipment, net                                                                   160,037
                                                                                          -----------
Total assets                                                                              $ 1,872,162
                                                                                          ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                                        $    67,849
  Note payable                                                                                935,000
  Accrued liabilities                                                                         238,702
  Deferred revenue                                                                             60,000
  Current portion capital lease obligation                                                    273,250
                                                                                          -----------
Total current liabilities                                                                   1,574,801

Long-term capital lease obligation                                                              1,548

Shareholders' equity:
  Series A convertible preferred stock, no par value; 952,380 shares authorized,
    issued and outstanding at 1,203,421 March 31, 2000                                      1,203,421
  Common stock, 50,000,000 shares authorized, no par
    value; 13,985,140 shares issued and outstanding at March 31, 2000                       3,062,782
  Notes receivable from shareholders                                                          (10,000)
  Deferred compensation                                                                    (2,048,889)
  Accumulated deficit                                                                      (1,911,501)
                                                                                          -----------
Total shareholders' equity                                                                    295,813
                                                                                          -----------
Total liabilities and shareholders' equity                                                $ 1,872,162
                                                                                          ===========




    The accompanying notes are an integral part of these financial statements

                              MAINBRACE CORPORATION
                             STATEMENT OF OPERATIONS


                                                          THREE MONTHS ENDED
                                                            MARCH 31, 1999
                                                          ------------------
                                                              (unaudited)
Net revenues                                                  $ 1,353,481

Costs and expenses:
  Cost of revenues                                                382,369
  Research and development                                        577,102
  Sales and marketing                                             346,483
  General and administrative                                      196,282
  Amortization of deferred stock option compensation              148,311
                                                              -----------
Total costs and expenses                                        1,650,547
                                                              -----------

Loss from operations                                             (297,066)

Interest income                                                       460
Interest expense                                                   (1,000)
                                                              -----------

Net loss                                                      $  (297,606)
                                                              ===========




    The accompanying notes are an integral part of these financial statements

                              MAINBRACE CORPORATION
                             STATEMENT OF CASH FLOWS


                                                           THREE MONTHS ENDED
                                                              MARCH 31, 2000
                                                           ------------------
                                                               (unaudited)
OPERATING ACTIVITIES
Net loss                                                       $  (297,606)
Adjustments to reconcile net loss to net cash used in
  operating activities:
    Depreciation                                                    17,566
    Amortization of deferred compensation                          148,311
    Changes in operating assets and liabilities:
      Accounts receivable                                       (1,049,368)
      Accrued liabilities                                           17,048
      Deferred revenue                                             213,250
                                                               -----------
Net cash used in operating activities                             (950,799)

INVESTING ACTIVITIES
Capital expenditures                                               (24,018)
                                                               -----------
Net cash used in investing activities                              (24,018)

FINANCING ACTIVITIES
Proceeds from issuance of common stock                             150,700
Proceeds from notes payable                                        905,000
                                                               -----------
Net cash provided by financing activities                        1,055,700
                                                               -----------

Increase in cash and cash equivalents                               80,883
Cash and cash equivalents at beginning of year                     224,322
                                                               -----------
Cash and cash equivalents at end of year                       $   305,205
                                                               ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid                                                  $     1,000




    The accompanying notes are an integral part of these financial statements

                              MAINBRACE CORPORATION
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

       The unaudited condensed financial statements have been prepared by Mainbrace Corporation (the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to such rules and regulations. In the opinion of the Company, the unaudited financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial position at March 31, 2000, its operating results and cash flows for the three-months ended March 31, 2000. These financial statements and notes thereto included elsewhere in this Form 8-K for the year ended December 31, 1999. Interim results are not necessarily indicative of results for a full year.

2. SUBSEQUENT EVENT

       On May 24, 2000, the Company was acquired by BSQUARE Corporation for approximately $10.8 million in cash and $9.1 million in stock.

(b)    Pro Forma Financial Information.

       BSQUARE's acquisition of Mainbrace will be accounted for under the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The estimated fair values included herein are based upon preliminary estimates and may not be indicative of the final allocation of purchase price consideration. Amounts allocable to in process research and development will be recorded as one time charges that would reduce the goodwill reflected in the Unaudited Pro Forma Condensed Consolidated Balance Sheet and the related amortization expense reflected in the Unaudited Pro Forma Condensed Consolidated Statements of Operations. The acquisition is valued at approximately $24.9 million based on the closing price of BSQUARE's common stock on May 24, 2000. The amount of the consideration issued to the former shareholders and option holders of Mainbrace was determined by arms-length negotiation between the parties.

       The following Unaudited Pro Forma Condensed Consolidated Balance sheet as of March 31, 2000 gives effect to the acquisition of Mainbrace as if it had occurred on March 31, 2000 and the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1999 and the three months ended March 31, 2000 ("Pro Forma Financial Statements") give effect to the acquisition of Mainbrace as if it had occurred on January 1, 1999. The Pro Forma Condensed Consolidated Statements of Operations are based on historical results of operations of BSQUARE and Mainbrace for the year ended December 31, 1999 and the three months ended March 31, 2000. The Pro Forma Financial Statements and the accompanying notes ("Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements and notes thereto of BSQUARE and Mainbrace. On January 6, 2000 BSQUARE completed its acquisition of BlueWater Systems Inc. ("BlueWater") in a transaction accounted for as a pooling of interests. Accordingly, the accompanying historical financial information of BSQUARE includes the financial position and results of operations of BlueWater as if BSQUARE and BlueWater had always been combined.

       The Pro Forma Financial Information is intended for information purposes only and is not necessarily indicative of the combined results that would have occurred had the acquisition taken place on January 1, 1999, nor is it necessarily indicative of results that may occur in the future.

                               BSQUARE CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2000
                      (in thousands, except share amounts)

                                                                   BSQUARE          MAINBRACE         PRO FORMA
                                                                 CORPORATION       CORPORATION       ADJUSTMENTS       PRO FORMA
                                                                 -----------       -----------       -----------       ---------
ASSETS

Current assets:
   Cash and cash equivalents                                      $  59,358         $     305         $ (13,640)(b)     $  45,673
                                                                                                           (350)(c)
   Short-term investments                                            26,869                --                --            26,869
   Accounts receivable, net                                           6,491             1,390              (900)(d)         6,981
   Prepaid expenses and other current assets                            579                17                --               596
                                                                  ---------         ---------         ---------         ---------
        Total current assets                                         93,297             1,712           (14,890)           80,119
Furniture, equipment and leasehold improvements,                      5,693               160                --             5,853
    net
Intangible assets                                                                                        19,550 (g)        19,550
Deposits and other assets                                             1,422                --                --             1,422
                                                                  ---------         ---------         ---------         ---------
        Total assets                                              $ 100,412         $   1,872         $   4,660         $ 106,944
                                                                  =========         =========         =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                               $     306         $      68         $      --         $     374

   Accrued expenses                                                   4,921             1,235              (900)(d)         5,575
                                                                                                            319 (k)
   Deferred revenue                                                   4,269               273                --             4,542
                                                                  ---------         ---------         ---------         ---------
        Total current liabilities                                     9,496             1,576              (581)           10,491
                                                                  ---------         ---------         ---------         ---------

Shareholders' equity:
   Mainbrace Corporation. Series A Preferred stock                       --             1,203            (1,203)(i)            --
   Common stock                                                      91,722             3,063             9,096 (a)       101,369
                                                                                                            551 (e)
                                                                                                         (3,063)(f)
   Note receivable from shareholder                                                       (10)               --               (10)
   Deferred stock option compensation                                  (697)           (2,048)            2,048 (f)          (697)
   Cumulative foreign currency translation adjustment                   (36)               --                --               (36)
   Accumulated deficit                                                  (73)           (1,912)            1,912 (f)        (4,173)
                                                                                                         (4,100)(h)
                                                                  ---------         ---------         ---------         ---------
        Total shareholders' equity                                   90,916               296             5,241            96,453
                                                                  ---------         ---------         ---------         ---------
        Total liabilities and shareholders' equity                $ 100,412         $   1,872         $   4,660         $ 106,944
                                                                  =========         =========         =========         =========




  See notes to unaudited pro forma condensed consolidated financial statements.

                               BSQUARE CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 2000

                    (in thousands, except per share amounts)


                                                      BSQUARE         MAINBRACE        PRO FORMA
                                                    CORPORATION      CORPORATION       ADJUSTMENTS         PRO FORMA
                                                    -----------      -----------       -----------         ----------
Revenue:
    Service                                          $   12,284       $    1,353       $       --          $   13,637
    Product                                               1,008               --               --               1,008
                                                     ----------       ----------       ----------          ----------
          Total revenue                                  13,292            1,353               --              14,645
                                                     ----------       ----------       ----------          ----------
Cost of revenue:
    Service                                               6,197              382               --               6,579
    Product                                                 152               --               --                 152
                                                     ----------       ----------       ----------          ----------

          Total cost of revenue                           6,349              382               --               6,731
                                                     ----------       ----------       ----------          ----------
            Gross profit                                  6,943              971               --               7,914
                                                     ----------       ----------       ----------          ----------

Operating expenses:
   Research and development                               2,044              577               --               2,621
   Selling, general and administrative                    3,520              543               --               4,063
   Amortization of deferred stock option
      compensation                                          171              148               --                 319
   Acquired in-process research and development              --               --            4,100(h)            4,100
   Amortization of acquired intangible assets                --               --              878(g)              878
                                                     ----------       ----------       ----------          ----------
            Total operating expenses                      5,735            1,268            4,978              11,981
                                                     ----------       ----------       ----------          ----------

            Income (loss) from operations                 1,208             (297)          (4,978)             (4,067)

Other income (expense) net:
      Interest income, net                                  826               --               --                 826
      Acquisition related expenses                         (620)              --               --                (620)
                                                     ----------       ----------       ----------          ----------
Income (loss) before income taxes                         1,414             (297)          (4,978)             (3,861)
Provision for income taxes                                  419               --             (101)(l)             318
                                                     ----------       ----------       ----------          ----------
            Net income (loss)                        $      995       $     (297)      $   (4,877)         $   (4,179)
                                                     ==========       ==========       ==========          ==========

Basic earnings (loss) per share                      $     0.03                                   (m)      $    (0.12)
                                                     ==========                                            ==========
Weighted average shares outstanding used to
   compute basic earnings (loss) per share               32,566                                                33,193
                                                     ==========                                            ==========

Diluted earnings (loss) per share                    $     0.03                                   (m)      $   (0.12)
                                                     ==========                                            ==========
Weighted average shares outstanding to
   compute diluted earnings
   (loss) per share                                      35,628                                                36,255
                                                     ==========                                            ==========


  See notes to unaudited pro forma condensed consolidated financial statements.

                               BSQUARE CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999

                    (in thousands, except per share amounts)


                                                      BSQUARE        MAINBRACE           PRO FORMA
                                                    CORPORATION     CORPORATION          ADJUSTMENTS         PRO FORMA
                                                    -----------     -----------          -----------         ----------
Revenue:
    Service                                          $   38,823      $    3,134            $     --          $   41,957
    Product                                               2,583              --                  --               2,583
                                                     ----------      ----------          ----------          ----------
          Total revenue                                  41,406           3,134                  --              44,540
                                                     ----------      ----------          ----------          ----------


Cost of revenue:
    Service                                              18,980           1,027                  --              20,007
    Product                                                 529              --                  --                 529
                                                     ----------      ----------          ----------          ----------

          Total cost of revenue                          19,509           1,027                  --              20,536
                                                     ----------      ----------          ----------          ----------

            Gross profit                                 21,897           2,107                  --              24,004
                                                     ----------      ----------          ----------          ----------


Operating expenses:
   Research and development                               7,506           1,550                  --               9,056
   Selling, general and administrative                   11,935           1,459                  --              13,394
   Amortization of deferred stock option
      compensation                                          583             667                  --               1,250
   Acquired in-process research and development              --              --               4,100(h)            4,100
   Amortization of acquired intangible assets                --              --               3,512(g)            3,512
                                                     ----------      ----------          ----------          ----------
            Total operating expenses                     20,024           3,676               7,612              31,312
                                                     ----------      ----------          ----------          ----------

            Income (loss) from operations                 1,873          (1,569)             (7,612)             (7,308)

Other income (expense) net:
      Interest income, net                                  927               4                  --                 931
                                                     ----------      ----------          ----------          ----------
Income (loss) before income taxes                         2,800          (1,565)             (7,612)             (6,377)
Provision for income taxes                                1,104              --                (532)(l)             572
                                                     ----------      ----------          ----------          ----------
            Net income (loss)                        $    1,696      $   (1,565)         $   (7,080)         $   (6,949)
                                                     ==========      ==========          ==========          ==========


Basic earnings (loss) per share                      $     0.06                                     (m)      $    (0.24)
                                                     ==========                                              ==========
Weighted average shares outstanding used to
   compute basic earnings (loss) per share               28,119                                                  28,746
                                                     ==========                                              ==========

Diluted earnings (loss) per share                    $     0.06                                     (m)      $    (0.22)
                                                     ==========                                              ==========
Weighted average shares outstanding to
   compute diluted earnings
   (loss) per share                                      30,801                                                  31,428
                                                     ==========                                              ==========


 See notes to unaudited pro forma condensed consolidated financial statements.

                      BSQUARE CORPORATION. AND SUBSIDIARIES
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                      (in thousands, except share amounts)

(a) Reflects the issuance of approximately 627,000 shares of BSQUARE' common stock to consummate the acquisition of Mainbrace.

(b) Reflects cash paid to selling shareholders and cash other costs associated with the acquisition.

(c)     Reflects estimated direct acquisition associated with the acquisition.

(d) To eliminate in consolidation, the $900 note between BSQUARE and Mainbrace.

(e)     To record the fair value of vested options outstanding.

(f) Represents the elimination of the historical shareholders' equity accounts of Mainbrace.

(g) To allocate the purchase price, including approximately $350 of transaction costs incurred in the acquisition to assets and liabilities of Mainbrace. The excess of the purchase price over the fair value of net assets and other intangible assets acquired is reflected as goodwill and other intangible assets and is amortized using the straight-line method over periods ranging from two to seven years. The estimated fair values of assets acquired and liabilities assumed are based upon preliminary estimates and may not be indicative of the final allocation of purchase price consideration. Any amounts that may be allocable to in process research and development will be recorded as one time charges that will reduce the goodwill reflected in the Unaudited Pro Forma Condensed Consolidated Balance Sheet and the related amortization expense reflected in the Unaudited Pro Forma Condensed Consolidated Statements of Operations.

        A summary of the purchase price for the acquisition is as follows:


                            (in thousands)
Cash                            $10,800
Stock and stock options           9,647
Direct acquisition costs            350
Other acquisition costs           2,840
Net deferred tax liability          319
Assumed debt                        900
                                -------
        Total                   $24,856
                                -------


        The purchase price was allocated as follows:


                                     (in thousands)
Cash acquired                            $   305
Other working capital acquired               741
Equipment                                    160
Goodwill                                  16,650
Intangible assets                          2,900
In-process research and development        4,100
                                         -------
        Total                            $24,856
                                         -------


(h) To reflect the impact of the write-off of in-process research and development.

(i) Represents the elimination of the Mainbrace historical Series A preferred stock, which was converted into common stock prior to the close of the acquisition.

(j) Represents the amortization of goodwill and other intangible assets for the three-month period ended March 31, 2000 and year ended December 31, 1999 assuming the transaction occurred on January 1, 1999.

(k) To reflect the estimated net deferred tax liability associated with the acquisition, as certain assets stepped-up for book purposes that are not stepped-up for tax purposes.

(l) To record estimated tax benefit for BSQUARE consolidated tax group results using 34% effective tax rate as a result of the consolidation of Mainbrace with BSQUARE.

(m) Pro forma basic and diluted net loss per share are computed by dividing the pro forma net loss attributable to common shareholders by the pro forma weighted average number of common shares outstanding. A reconciliation of shares used to compute historical basic and diluted net loss per share to shares used to compute pro forma basic and diluted net loss per share is as follows:


                                        THREE MONTHS
                                            ENDED       YEAR ENDED
                                           MARCH 31,   DECEMBER 31,
                                             2000         1999
                                        ------------   ------------
                                             (in thousands)
Shares used to compute historical
basic net income per share                   32,566        28,119
Shares issued in acquisition                    627           627
                                           --------      --------
     Shares used to compute pro forma
           basic net income per share        33,193        28,746
                                           ========      ========


Shares used to compute historical
diluted net income per share                 35,628        30,801
Shares issued in acquisition                    627           627
                                           --------      --------
     Shares used to compute pro forma
         diluted net income per share        36,255        31,428
                                           ========      ========

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 BSQUARE CORPORATION

Date:   July 19, 2000

                                 By:    /S/ BRIAN V. TURNER
                                        ----------------------------------
                                        Brian V. Turner
                                          Senior Vice President of
                                          Operations and Chief Financial
                                          Officer